                                                                    EXHIBIT 12.1


               Computation of Ratio of Earnings to Fixed Charges

                                                                          Year ended December 31,
                                                      --------------------------------------------------------------------
                                                          1994           1995           1996           1997       1998
                                                          ----           ----           ----           ----       ----
                                                                (dollars in thousands)
Fixed Charges:

     Interest on debt and capitalized leases            $  2,452       $  3,471       $  3,168       $  3,986     $16,864

     Interest element of rentals                             962          1,011          1,057          1,517       5,083

                                                        --------       --------       --------       --------    --------
     Total                                              $  3,414       $  4,482       $  4,225       $  5,503    $ 21,947
                                                        ========       ========       ========       ========    ========

Earnings:

     Pretax Income                                      $  2,921       $  4,379       $  5,589       $  6,391    $ 35,221
     Addback: fixed charges                                3,414          4,482          4,225          5,503      21,947

                                                        --------       --------       --------       --------    --------
     Total                                              $  6,335       $  8,861       $  9,814       $ 11,894    $ 57,168
                                                        ========       ========       ========       ========    ========

Ratio of Earnings to Fixed Charges                          1.86           1.98           2.32           2.16        2.60
                                                        ========       ========       ========       ========    ========



                                             Three Months ended March 31,
                                             ----------------------------
                                                         1999
                                                         ----

Fixed Charges:

     Interest on debt and capitalized leases          $  5,643
     Interest element of rentals                         1,847

                                                      --------
     Total                                            $  7,490
                                                      ========

Earnings:

     Pretax Income                                    $ 10,228
     Addback: fixed charges                              7,490

                                                      --------
     Total                                            $ 17,718
                                                      ========

Ratio of Earnings to Fixed Charges                        2.37
                                                      ========